BREAK-UP AGREEMENT

THIS BREAK-UP AGREEMENT (this "Agreement") effective as of the 2nd day of July, 2002, by and between Millennium Capital Venture Holdings, Inc., a public reporting company incorporated under the laws of the State of Delaware corporation ("Millennium"), Bruno Desmarais, an individual residing in the Province of Quebec, Canada ("Desmarais"), The Guitron Corporation, a private Quebec corporation ("Guitron") and Richard Duffy, an individual residing in the Province of Quebec, Canada ("Duffy")

WHEREAS, Millennium, Desmarais, Guitron and Duffy entered into a Share Purchase and Share Exchange Agreement dated as of April 24, 2002 (the "Exchange Agreement"), which contemplated, among other things, (a) the sale of shares of common stock of Millennium by Desmarais to Duffy and (b) the acquisition of all of the issued and outstanding shares of Guitron by Millennium (the "Acquisition");

WHEREAS, one of the conditions to the closing of the Acquisition was Millennium receiving authorization for its common stock to be quoted on the Over-the-Counter/Bulletin Board quotation system;

WHEREAS, the parties have since discovered that authorization for quotation will require more filings and time than previously anticipated;

WHEREAS, Guitron and Duffy have approached Millennium and Desmarais with a request that the Exchange Agreement by cancelled due to the aforementioned delay, in exchange for shares of stock in Guitron;

WHEREAS, Millennium and Desmarais have agreed in principle to such offer and the parties now wish to define the terms of the cancellation of the Exchange Agreement.

NOW THEREFORE in consideration of the agreements set forth below and other good and valuable consideration, the Parties agree to enter into this Agreement and to take any and all actions to fulfill the terms of this Agreement.

1. DEFINITIONS

All undefined terms used herein shall have the meanings ascribed thereto in the Exchange Agreement.

2. BREAK-UP

A. Fee. Upon the execution of this Agreement, and as a condition to Desmarais and Millennium consenting to the cancellation of the Exchange Agreement, Duffy and Guitron shall deliver or shall cause to be delivered to Desmarais 250,000 restricted shares of common stock of Guitron International Inc., a Delaware corporation.

B. Resignation of Directors. Upon the execution hereof, Duffy shall deliver or caused to be delivered letters of resignation from Ed Santelli and Duffy as members of the Millennium Board of Directors.

C. Release. (1) Duffy and Guitron hereby release, remise and forever discharge Millennium, Desmarais, their respective predecessors, successors, heirs, representatives, assigns, transferees, agents, partners, shareholders, officers, directors and employees from any and all claims, demands, causes of action, obligations, damages, and liabilities of any kind or nature, known or unknown (collectively, A Claims@ and each individually a A Claim@ ), including but not limited to, any and all Claims arising out of or in connection with the Exchange Agreement, or any other Claim or Claims Duffy and/or Guitron has or may have against Millennium and/or Desmarais whatsoever from the beginning of time to and including the date hereof.

(2) Millennium and Desmarais hereby release, remise and discharge forever, Guitron and Duffy, their respective predecessors, successors, heirs, representatives, assigns, transferees, agents, shareholders, officers, directors and employees from any and all Claims, including but not limited to, any and all Claims arising out of or in connection with the Exchange Agreement or any other Claim or Claims which Millennium and/or Desmarais has or may have against Guitron and/or Duffy whatsoever from the beginning of time to and including the date hereof, except for any obligations of Guitron and Duffy pursuant to this Agreement.

(3) It is understood and agreed by the parties that the above general releases are a compromise and are not to be construed as an admission of any liability or wrongdoing on the part of any party hereto. It is further understood and agreed that the above general releases have been arrived at after bargaining and negotiation, each party having access to the advise of counsel, and represent a final, mutually agreeable compromise between the parties hereto.

(4) Each of the parties hereto represents and warrants that such party has not heretofore transferred or conveyed directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any Claim.

(5) Each party hereto intends and agrees that the waivers and releases provided for in this Agreement shall be effective as a full and final accord and satisfaction and release of all Claims described in this Agreement which have accrued on or before the date of this Agreement. Each party hereto further acknowledges and agrees that it has had the opportunity to obtain the advise of legal counsel as to the legal effect of this Agreement and hereby expressly waives and relinquishes any and all rights and benefits which such party may have under any statute or common law principal that may limit the effect of a general release to claims which the party does not know or suspect to expire at the time of executing the release. Without limiting the generality of the foregoing, each party hereto hereby further acknowledges and agrees and it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Section 2.C, and hereby acknowledges and agrees that it is its express intention fully, finally and forever to settle and release all of the matters which are the subject of the waivers and releases provided for herein (whether known, unknown, fixed, contingent, suspected, unsuspected or otherwise) and that, in furtherance of such acknowledgment, agreement and intention, the waivers and releases provided for herein shall be and remain in full force and effect as a full and complete waiver and release of all matters waived and released pursuant hereto notwithstanding the discovery hereafter of the existence of any additional or different facts existing as of the date of this Agreement or thereafter.

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3. REPRESENTATIONS AND WARRANTIES OF MILLENNIUM AND DESMARAIS

Millennium and Desmarais hereby represent and warrant to Duffy and Guitron that:

A. Authority. This Agreement has been duly executed and delivered by an authorized representative of Millennium and by Desmarais and constitutes a valid and binding agreement of each of Millennium and Desmarais enforceable against each of Millennium and Desmarais in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Millennium or Desmarais is a party.

B. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Millennium and/or Desmarais to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

4. REPRESENTATIONS AND WARRANTIES OF GUITRON AND DUFF.

Guitron and Duffy hereby represent and warrant to Millennium and Desmarais that:

A. Authority. This Agreement has been duly executed and delivered by an authorized representative of Guitron and by Duffy and constitutes a valid and binding agreement of Guitron and Duffy, enforceable against each of them in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Guitron or Duffy is a party.

B. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Guitron and/or Duffy to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

5. Organization. Each party agrees and acknowledges that both Millennium and Guitron currently are not in good standing in the State of Delaware, which is their respective state of incorporation. Each party agrees and covenants that, in the event that further documents need to be executed to assure the validity of this Agreement due to such standings in the State of Delaware, it or he shall take all reasonable efforts to cause such documents to be executed.

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6. MISCELLANEOUS.

A. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by facsimile transmission, registered or certified mail, postage prepaid, to the address or facsimile numbers provided in the Exchange Agreement.

B. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C. Attorney's Fees. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

D. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

E. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

F. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

G. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation of the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

H. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

THE GUITRON CORPORATION, a Delaware corporation	MILLENNIUM CAPITAL VENTURE HOLDINGS, INC., a Delaware corporation
By: /s/ Paul Okulov Name: Paul Okulov Title: President	By: /s/ Bruno Desmarais Name: Bruno Desmarais Title: President
/s/ Richard Duffy RICHARD DUFFY	/s/ Bruno Desmarais BRUNO DESMARAIS

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